Oclaro Announces First Quarter Fiscal Year 2018 Financial Results
Revenue Up 4% Sequentially and 15% Above First Quarter Fiscal 2017
Fourth Consecutive Quarter with GAAP Operating Income of 20%

SAN JOSE, Calif., – November 1, 2017 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced its financial results for the first quarter of fiscal year 2018, which ended September 30, 2017.

"The Oclaro team once again produced strong quarterly results, fueled by our CFP2-ACO and QSFP product lines.  We generated sequential revenue growth and strong profitability," said Greg Dougherty, Chief Executive Officer, Oclaro. "Our near-term visibility includes continued softness in China, compounded by a recent slowdown in data center sales.  Despite our reduced outlook, we expect to remain solidly profitable for the December quarter, which would serve as a further testament to our strong financial model."

Results for the First Quarter of Fiscal 2018

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Revenues were $155.6 million for the first quarter of fiscal 2018. This compares with revenues of $149.4 million in the fourth quarter of fiscal 2017, and revenues of $135.5 million in the first quarter of fiscal 2017.

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GAAP gross margin was 40.3% for the first quarter of fiscal 2018. This compares with GAAP gross margin of 41.1% in the fourth quarter of fiscal 2017, and GAAP gross margin of 34.2% in the first quarter of fiscal 2017.

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Non-GAAP gross margin was 40.6% for the first quarter of fiscal 2018. This compares with non-GAAP gross margin of 41.4% in the fourth quarter of fiscal 2017, and non-GAAP gross margin of 34.4% in the first quarter of fiscal 2017.

•
GAAP operating income was $31.2 million for the first quarter of fiscal 2018. This compares with GAAP operating income of $29.9 million in the fourth quarter of fiscal 2017, and GAAP operating income of $17.9 million in the first quarter of fiscal 2017.

•
Non-GAAP operating income was $34.6 million for the first quarter of fiscal 2018. This compares with non-GAAP operating income of $33.3 million in the fourth quarter of fiscal 2017, and non-GAAP operating income of $20.9 million in the first quarter of fiscal 2017.

•
GAAP net income for the first quarter of fiscal 2018 was $26.5 million. This compares with GAAP net income of $56.0 million in the fourth quarter of fiscal 2017, and GAAP net income of $3.4 million in the first quarter of fiscal 2017.

•
Non-GAAP net income for the first quarter of fiscal 2018 was $34.5 million. This compares with non-GAAP net income of $33.9 million in the fourth quarter of fiscal 2017, and non-GAAP net income of $20.0 million in the first quarter of fiscal 2017.

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GAAP earnings per diluted share for the first quarter of fiscal 2018 were $0.16. This compares with GAAP earnings per diluted share of $0.33 in the fourth quarter of fiscal 2017, and GAAP earnings per diluted share of $0.02 in the first quarter of fiscal 2017.

•
Non-GAAP earnings per diluted share for the first quarter of fiscal 2018 were $0.20. This compares with non-GAAP earnings per diluted share of $0.20 in the fourth quarter of fiscal 2017, and non-GAAP earnings per diluted share of $0.14 in the first quarter of fiscal 2017.

•	Cash, cash equivalents, restricted cash, and short-term investments were $279.8 million at September 30, 2017.

Second Quarter Fiscal Year 2018 Outlook
The guidance for the quarter ending December 30, 2017 is:

•	Revenues in the range of $135 million to $143 million.

•	Non-GAAP gross margin in the range of 36% to 39%.

•	Non-GAAP operating income in the range of $19 million to $23 million.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, we have not provided reconciliations from non-GAAP to GAAP for our outlook. Certain elements of such reconciliations, such as restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets and other costs and contingencies unrelated to our current and future operations, are highly variable and we are not able to forecast these items within a meaningful range. We are better able to forecast stock-based compensation and amortization of other intangible assets, the two largest elements of such reconciliation, and we expect those elements to be approximately $3.9 million and $0.2 million, respectively, for the second quarter. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal year 2018 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (719) 325-4789. A replay of the conference call will be available through November 15, 2017. To access the replay, dial (412) 317-6671. The passcode for the replay is 2460877. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (NASDAQ: OCLR), is a leader in optical components and modules for the long-haul, metro and data center markets. Leveraging more than three decades of laser technology innovation and photonics integration, Oclaro provides differentiated solutions for optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, application virtualization and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2017. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s first quarter of fiscal year 2018 financial results conference call, contains statements about management’s future expectations regarding the plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Investors should not unduly rely on such forward-looking statements. These forward-looking statements include statements concerning (i) financial guidance for the fiscal quarter ending December 30, 2017 regarding revenues, non-GAAP gross margin, and non-GAAP operating income, (ii) customer demand for Oclaro’s products, (iii) Oclaro’s future financial performance and operating prospects and (iv) the statements in our CEO’s quote. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “forecast,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the absence of long-term purchase commitments from many of our long-term customers, (ii) our dependence on a limited number of customers for a significant percentage of our revenues, (iii) competition and pricing pressure, (iv) our ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (v) our ability to meet or exceed our gross margin expectations, (vi) our ability to timely develop, commercialize and ramp the production of new products to customer required volumes, (vii) potential operating or reporting disruptions that could result from the implementation of our new enterprise resource planning system,

(viii) our ability to effectively manage our inventory, (ix) our ability to conclude agreements with our customers on favorable terms, (x) fluctuations in our revenues, growth rates and operating results, (xi) our manufacturing yields, (xii) the risks associated with delays, disruptions or quality control problems in manufacturing, (xiii) our ability to continue increasing the percentage of sales associated with our new products, (xiv) the effects of fluctuations in foreign currency exchange rates, (xv) our ability to obtain governmental licenses and approvals for international trading activities or technology transfers, including export licenses, (xvi) our dependence on a limited number of suppliers and key contract manufacturers, (xvii) the impact of financial market and general economic conditions in the industries in which we operate and any resulting reduction in demand for our products, (xviii) our ability to protect our intellectual property rights, (xix) the outcome of pending litigation against us, and (xx) other factors described under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and other documents we periodically file with the SEC.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to Adjusted EBITDA is net income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s core operating performance and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Management excludes certain items from its view of Oclaro’s core operating performance, such as impairment charges, deferred income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options, impairment of fixed assets and inventory and related expenses, certain other income and expense items, and the tax effects thereof. Management does not believe these items are reflective of Oclaro’s ongoing core operating performance and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net gains/losses on foreign currency transactions, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2017	July 1, 2017
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$192,420	$219,270
Restricted cash	268	716
Short-term investments	87,091	37,559
Accounts receivable, net	122,640	122,287
Inventories	104,201	101,068
Prepaid expenses and other current assets	47,477	40,870
Total current assets	554,097	521,770
Property and equipment, net	126,936	114,333
Other intangible assets, net	553	699
Deferred tax assets, non-current	19,889	25,774
Other non-current assets	2,785	2,573
Total assets	$704,260	$665,149
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$96,780	$88,316
Accrued expenses and other liabilities	43,036	42,499
Capital lease obligations, current	2,339	2,368
Total current liabilities	142,155	133,183
Deferred gain on sale-leasebacks	5,882	5,895
Capital lease obligations, non-current	1,239	1,379
Other non-current liabilities	11,155	11,019
Total liabilities	160,431	151,476
Stockholders’ equity:
Preferred stock	—	—
Common stock	1,688	1,676
Additional paid-in capital	1,691,198	1,688,777
Accumulated other comprehensive income	42,475	40,973
Accumulated deficit	(1,191,532)	(1,217,753)
Total stockholders’ equity	543,829	513,673
Total liabilities and stockholders’ equity	$704,260	$665,149

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016
	(Thousands, except per share amounts)
Revenues	$155,598	$149,380	$135,492
Cost of revenues	92,894	88,049	89,136
Gross profit	62,704	61,331	46,356
Operating expenses:
Research and development	16,435	15,750	13,107
Selling, general and administrative	14,866	15,578	14,792
Amortization of other intangible assets	152	151	244
Restructuring, acquisition and related (income) expense, net	—	(32)	311
(Gain) loss on sale of property and equipment	22	(3)	(37)
Total operating expenses	31,475	31,444	28,417
Operating income	31,229	29,887	17,939
Other income (expense):
Interest income (expense), net (1)	434	300	(13,858)
Gain (loss) on foreign currency transactions, net	489	(497)	(518)
Other income (expense), net	574	227	194
Total other income (expense)	1,497	30	(14,182)
Income before income taxes	32,726	29,917	3,757
Income tax provision (benefit) (2)	6,237	(26,110)	406
Net income	$26,489	$56,027	$3,351
Net income per share:
Basic	$0.16	$0.33	$0.03
Diluted	$0.16	$0.33	$0.02
Shares used in computing net income per share:
Basic	168,137	167,349	132,480
Diluted	170,849	170,204	135,529

(1) Interest income (expense), net for the first quarter of fiscal year 2017 includes $13.3 million in make whole and inducement expenses related to the exchanges for all the Company's outstanding 6.00% Convertible Senior Notes.

(2) Income tax provision (benefit) includes a $25.7 million benefit relating to the release of a valuation reserve on net operating losses and other net deferred tax assets in our Japan subsidiary in the fourth quarter of fiscal year 2017.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016
	(Thousands)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$62,704	$61,331	$46,356
Stock-based compensation in cost of revenues	438	504	289
Non-GAAP gross profit	$63,142	$61,835	$46,645
GAAP gross margin rate	40.3%	41.1%	34.2%
Non-GAAP gross margin rate	40.6%	41.4%	34.4%
Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$31,229	$29,887	$17,939
Stock-based compensation	3,199	3,273	2,443
Amortization of other intangible assets	152	151	244
Restructuring, acquisition and related (income) expense, net	—	(32)	311
(Gain) loss on sale of property and equipment	22	(3)	(37)
Non-GAAP operating income	$34,602	$33,276	$20,900
Reconciliation of GAAP net income to non-GAAP net income and adjusted EBITDA:
GAAP net income	$26,489	$56,027	$3,351
Stock-based compensation	3,199	3,273	2,443
Amortization of other intangible assets	152	151	244
Restructuring, acquisition and related (income) expense, net	—	(32)	311
Payments related to the interest make-whole charge and induced conversion expense on the convertible notes (1)	—	—	13,250
Other (income) expense items, net	(574)	(227)	(194)
(Gain) loss on sale of property and equipment	22	(3)	(37)
(Gain) loss on foreign currency translation	(489)	497	518
Income tax effect (2)	5,664	(25,756)	105
Non-GAAP net income	$34,463	$33,930	$19,991
Income tax provision (benefit)	573	(354)	301
Interest (income) expense, net	(434)	(300)	608
Depreciation expense	6,195	6,032	4,748
Adjusted EBITDA	$40,797	$39,308	$25,648

Non-GAAP net income per share:
Basic	$0.20	$0.20	$0.15
Diluted (3)	$0.20	$0.20	$0.14
Shares used in computing Non-GAAP net income per share:
Basic	168,137	167,349	132,480
Diluted	170,849	170,204	150,541

	Three Months Ended
	September 30, 2017	July 1, 2017	October 1, 2016
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$438	$504	$289
Research and development	867	717	457
Selling, general and administrative	1,894	2,052	1,697
Total	$3,199	$3,273	$2,443

(1) Interest income (expense), net for the first quarter of fiscal year 2017 includes $13.3 million in make whole and inducement expenses related to the exchanges for all the Company's outstanding 6.00% Convertible Senior Notes.

(2) Income tax provision (benefit) includes a $25.7 million benefit relating to the release of a valuation reserve on net operating losses and other net deferred tax assets in our Japan subsidiary in the fourth quarter of fiscal year 2017.

(3) The numerator for the October 1, 2016 fiscal quarter Non-GAAP diluted earnings per share calculation includes an add back of approximately $0.6 million of interest costs related to our Convertible Notes. Non-GAAP diluted shares outstanding for the October 1, 2016 fiscal quarter includes the full impact of the number of shares related to the Company's Convertible Notes, adding approximately 15 million additional shares.